UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June  11, 2009 (June 5, 2009)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 5, 2009, Rite Aid Corporation ("Rite Aid") amended and restated the credit agreement (the "Restated Credit Agreement") governing its senior secured credit facility to permit the refinancing of Rite Aid's indebtedness under its senior secured credit facility with new secured indebtedness, which may be on a senior or second lien basis and to provide Rite Aid with greater flexibility to consummate asset sales.  The Restated Credit Agreement also permits Rite Aid to refinance its existing accounts receivable securitization facilities with on-balance sheet indebtedness, which may be secured or unsecured on a senior or second priority basis (in each case subject to permitted liens).  In addition, as a result of the Restated Credit Agreement, if Rite Aid has less than $150 million of revolver availability under its senior secured credit facility, Rite Aid will be subject to a fixed charge coverage ratio maintenance test. The Restated Credit Agreement also restricts Rite Aid and the Subsidiary Guarantors (as defined below) from accumulating cash on hand in excess of $200 million at any time when revolving loans under Rite Aid's senior secured credit facility are outstanding (not including cash located in Rite Aid's store deposit accounts, cash related to Rite Aid's accounts receivable securitization facilities, cash necessary to cover Rite Aid's current liabilities and certain other exceptions).  The Restated Credit Agreement also states that if at any time (subject to certain exceptions) either (i) an event of default exists under Rite Aid's senior secured credit facility or (ii) the sum of revolver availability under Rite Aid's senior secured credit facility and certain amounts held on deposit with the senior collateral agent in a concentration account is less than $100 million for three consecutive business days, the funds in Rite Aid's deposit accounts will be swept to a concentration account with the senior collateral agent and will be applied first to repay outstanding revolving loans under Rite Aid's senior secured credit facility, and then held as collateral for the senior lien obligations and the second lien obligations until such cash sweep period is rescinded pursuant to the terms of Rite Aid's senior secured credit facility.  A copy of the Amended and Restated Credit Agreement, dated as of June 5, 2009, is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 10, 2009, Rite Aid entered into a refinancing amendment to the Restated Credit Agreement pursuant to which it borrowed $525 million under a new term loan (the "Tranche 4 Term Loan") under the Restated Credit Agreement.  The net proceeds of the Tranche 4 Term Loan were used to repay Rite Aid's $145 million Tranche 1 Term Loan as well as approximately $350 million of the amounts outstanding under Rite Aid's existing revolving credit facility, with a corresponding reduction in revolving commitments, and to pay related fees and expenses.  The Tranche 4 Term Loan was issued at a 96% discount, resulting in gross proceeds of $504 million before fees and expenses.  A copy of the Refinancing Amendment No. 1, dated as of June 10, 2009 ("Refinancing Amendment No. 1"), is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

In addition, on June 5, 2009, Rite Aid executed the Amended and Restated Collateral Trust and Intercreditor agreement (the "Amended Intercreditor Agreement") to the Collateral Trust and Intercreditor Agreement, originally dated as of June 27, 2001, as amended and restated

as of May 28, 2003, and further amended as of June 4, 2007, as well as the related definitions annex attached thereto, providing for the amendments described therein to allow the Company to incur or issue and sell one or more series or classes of senior lien indebtedness (to the extent permitted under the indentures and any other instruments that govern Rite Aid's debt then outstanding) and allow such new senior lien indebtedness to be guaranteed by the Subsidiary Guarantors and secured by the same senior liens granted by the Subsidiary Guarantors on the collateral that secures Rite Aid's obligations under its senior secured credit facility (including the Tranche 4 Term Loan and the anticipated New Revolver) and, when issued, Rite Aid's 9.750% senior secured notes due 2016 (the "9.750% Notes") described below, subject to certain conditions set forth therein.  A copy of the Amended and Restated Collateral Trust and Intercreditor Agreement, including the related definitions annex, dated as of June 5, 2009, is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

In connection with the Amended Intercreditor Agreement and the Restated Credit Agreement, conforming changes were made to certain of Rite Aid's other agreements that govern its senior lien and second priority indebtedness.  Copies of the Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009, and the Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, are filed hereto as Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Certain of the lenders, the administrative agent and the collateral agent to the senior secured credit facility and their affiliates have performed investment banking, commercial banking and advisory services for Rite Aid from time to time for which they have received customary fees and expenses.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding Rite Aid's entry into the Restated Credit Agreement, Refinancing Amendment No. 1, the Amended Intercreditor Agreement, the Amended and Restated Senior Subsidiary Guarantee Agreement and the Amended and Restated Senior Subsidiary Security Agreement set forth in Item 1.01 above is incorporated herein by reference.

At Rite Aid's option, the Tranche 4 Term Loan bears interest at a rate per annum equal to either (i) an adjusted LIBOR rate (with a LIBOR floor of 3.00% per annum) plus 6.50% or (ii) the greater of (x) Citibank's base rate (with a base rate floor of 4.00% per annum) and (y) the federal funds rate plus 0.50%, in each case plus 5.50%.  The Tranche 4 Term Loan is guaranteed by all of Rite Aid's subsidiaries that guarantee Rite Aid's senior secured credit facility, and that will guarantee the 9.750% Notes and the anticipated new $1.0 billion senior secured revolving credit facility due September 2012 (the "New Revolver") which Rite Aid intends to obtain, pursuant to a refinancing amendment to its Restated Credit Agreement, after the consummation of the offering of the 9.750% Notes ( the “Subsidiary Guarantors”).  The New Revolver would replace Rite Aid's existing revolving credit facility.  The Subsidiary Guarantors also guarantee Rite Aid's outstanding 10.375% senior secured notes due 2016, 7.5% senior secured notes due 2017, 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017.  The Tranche 4 Term Loan and the guarantees thereof are secured by the same senior liens granted by the Subsidiary Guarantors on the collateral that secures Rite Aid's obligations under its senior secured credit facility (including the anticipated New Revolver) and, when issued, the 9.750% Notes.  Rite Aid will be required to make mandatory prepayments of the Tranche 4 Term Loan (on a pro rata basis with any other term loans under its senior secured credit facility and other senior lien obligations that require the sharing of such prepayments, including the 9.750% Notes) with the proceeds of certain asset dispositions and casualty events (subject to certain limitations).  Rite Aid will also be required to make mandatory prepayments of the Tranche 4 Term Loan (on a pro rata basis with any other term loans under its senior secured credit facility) with a portion of any excess cash flow generated by Rite Aid and with the proceeds of certain issuances of equity and debt (subject to certain exceptions).  If at any time the total credit exposure outstanding under Rite Aid's senior secured credit facility (including the Tranche 4 Term Loan and the anticipated New Revolver) and together with the principal amount of the 9.750% Notes, and the principal amount of any other senior lien obligations exceeds the borrowing base, Rite Aid will be required to make certain other mandatory prepayments to eliminate such shortfall.

All prepayments of the Tranche 4 Term Loan occurring on or prior to the third anniversary of the borrowings under the Tranche 4 Term Loan will be subject to a prepayment premium in an amount equal to (i) 5.0% of the principal amount prepaid if such prepayment occurs on or prior to the first anniversary of such borrowing, (ii) 3.0% of the principal amount prepaid if such prepayment occurs on or prior to the second anniversary of such borrowing and (iii) 1.0% of the principal amount prepaid if such prepayment occurs on or prior to the third anniversary of such borrowing.  The Tranche 4 Term Loan will mature on June 10, 2015.

Item 8.01.  Other Events.

On June 8, 2009, Rite Aid announced the terms of an offering of $410 million aggregate principal amount ($10 million more than previously announced) of its 9.750% Notes (representing a yield to maturity of 10.125%, based on an offering price of 98.196% per Note).

The transaction is expected to close on June 12, 2009, subject to customary closing conditions.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The 9.750% Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d)                            Exhibits.

Number	Description
10.1	Amended and Restated Credit Agreement originally dated as of June 27, 2001, as amended and restated as of June 5, 2009, among Rite Aid

Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.
10.2
Refinancing Amendment No. 1, dated as of June 10, 2009, relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009, among Rite Aid Corporation, the lender party thereto and Citicorp North America, Inc., as Senior Collateral Agent.

10.3
Amended and Restated Collateral Trust and Intercreditor Agreement, including the related definitions annex, dated as of June 5, 2009, among Rite Aid Corporation, each subsidiary named therein or which becomes a party thereto, Wilmington Trust Company, as collateral trustee, Citicorp North America, Inc., as senior collateral processing agent, The Bank of New York Trust Company, N.A., as trustee under the 2017 7.5% Note Indenture (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the 2016 10.375% Note Indenture (as defined therein), and each other Second Priority Representative and Senior Representative which becomes a party thereto.

10.4	Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009 among the Subsidiary Guarantors party thereto and Citicorp North America, Inc., as senior collateral agent.
10.5
Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, by the Subsidiary Guarantors party thereto in favor of the Citicorp North America, Inc., as senior collateral agent.

99.1	Press Release, dated June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 11, 2009	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.1
Amended and Restated Credit Agreement originally dated as of June 27, 2001, as amended and restated as of June 5, 2009, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2
Refinancing Amendment No. 1, dated as of June 10, 2009, relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009, among Rite Aid Corporation, the lender party thereto and Citicorp North America, Inc., as Senior Collateral Agent.

10.3
Amended and Restated Collateral Trust and Intercreditor Agreement, including the related definitions annex, dated as of June 5, 2009, among Rite Aid Corporation, each subsidiary named therein or which becomes a party thereto, Wilmington Trust Company, as collateral trustee, Citicorp North America, Inc., as senior collateral processing agent, The Bank of New York Trust Company, N.A., as trustee under the 2017 7.5% Note Indenture (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the 2016 10.375% Note Indenture (as defined therein), and each other Second Priority Representative and Senior Representative which becomes a party thereto.

10.4	Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009 among the Subsidiary Guarantors party thereto and Citicorp North America, Inc., as senior collateral agent.
10.5
Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, by the Subsidiary Guarantors party thereto in favor of the Citicorp North America, Inc., as senior collateral agent.

99.1	Press Release, dated June 8, 2009.